UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2013 (the “Form 8-K”), on June 28, 2013, Landmark Apartment Trust of America, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company agreed to issue and sell, for cash, to iStar Apartment Holdings LLC (“iStar”), a Delaware limited liability company and an affiliate of iStar Financial Inc., and BREDS II Q Landmark LLC, a Delaware limited liability company (“BREDS”, and together with iStar, the “Investors”), an aggregate of up to $219 million in shares of the Company’s 8.75% Series D Cumulative Non-Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”). As further disclosed in the Form 8-K, the Company made the initial issuance of shares of the Series D Preferred Stock to the Investors for an aggregate of $98,583,000 in proceeds on June 28, 2013. Pursuant to the terms of the Securities Purchase Agreement, during a period of up to six months from the date thereof, the Company can require the Investors to purchase, on the same pro rata basis as their initial purchase of shares of the Series D Preferred Stock, up to an aggregate of 12,041,700 additional shares of Series D Preferred Stock for cash at a price of $10.00 per share, for an aggregate of $120,417,000.

On July 31, 2013, and in accordance with the terms of the Securities Purchase Agreement, the Company issued and sold, for cash, to (i) iStar 500,000 additional shares of the Series D Preferred Stock, at $10.00 per share, and (ii) BREDS 250,000 additional shares of the Series D Preferred Stock, at $10.00 per share, for aggregate of $7,500,000 in proceeds. The proceeds from the sale of the Series D Preferred Stock were used by the Company for the acquisition of the Landmark at Stafford Landing Property described below.

The shares of Series D Preferred Stock were issued and sold by the Company in a private placement pursuant to Section 4(2) under the Securities Exchange Act of 1933, as amended.

Item 8.01 Other Events

Completion of Acquisition of the Landmark at Stafford Landing Property

On July 31, 2013, the Company, through Landmark Apartment Trust of America Holdings, LP, the Company’s operating partnership (the “Operating Partnership”), and pursuant to an Agreement of Purchase and Sale between the Operating Partnership and V.L. Apartments Master, LLC, purchased (through Landmark at Stafford Landing, LLC, a joint venture between a wholly-owned subsidiary of the Operating Partnership and Legacy Stafford Landing LLC) the multifamily residential apartment project known as Landmark at Stafford Landing (the “Landmark at Stafford Landing Property”). The Landmark at Stafford Landing Property is an apartment community located in Ocoee, Florida, comprised of approximately 389,545 rentable square feet and containing approximately 522 units. As of July 31, 2013, the property was approximately 97% occupied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 6, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary

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